EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Accelerate Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Other(1)	5,500,000	(2)	$0.72	(1)	$3,960,000	.0000927	$367.09
Total Offering Amounts							$3,960,000		$367.09
Total Fee Offsets									$0
Net Fee Due									$367.09

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the registrant’s common stock, $0.001 par value per share (“Common Stock”), as reported on The Nasdaq Capital Market on May 17, 2022.

(2)	Pursuant to Rule 416(a) promulgated under the Securities Act, this registration statement shall also cover any additional shares of Common Stock that become issuable under the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan by reason of any stock splits, stock dividends or similar transactions.